                                                                     Exhibit 3.1


             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 NETGENICS, INC.

            ---------------------------------------------------------
                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware
            ---------------------------------------------------------



          NetGenics, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, hereby certifies as follows:

          1. The original certificate of incorporation was filed with the Secretary of State of Delaware on May 6, 1996.

          2. The Certificate of Incorporation has been amended and restated as set forth in the attached EXHIBIT A (the "Fifth Amended and Restated Certificate of Incorporation").

          3. That the Fifth Amended and Restated Certificate of Incorporation has been duly adopted by its stockholders in the manner and by the vote prescribed by Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate to be signed by Raymond J. Merk, its Secretary, on this 30th day of December, 1999.


                                              NETGENICS, INC.


                                              By:   /S/  RAYMOND J. MERK
                                                    -------------------------
                                                    Name:  Raymond J. Merk
                                                    Title:   Secretary

                                                                       Exhibit A
                                                                       ---------

            FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,

                                   AS AMENDED
                                       OF

                                 NETGENICS, INC.

             -------------------------------------------------------
                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware
             -------------------------------------------------------


                  FIRST:   The name of the Company is NETGENICS, INC.

                  SECOND: The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose for which the Company is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is Seventy-Five Million Seven Hundred Fifty Thousand (75,750,000) shares divided into classes as follows:

                  Two Million (2,000,000) shares shall be Series A Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock");

                  Two Million (2,000,000) shares shall be Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock");

                  Seven Million Five Hundred Thousand (7,500,000) shares shall be Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock");

                  Twelve Million (12,000,000) shares shall be Series D Convertible Preferred Stock, $.001 par value (the "Series D Preferred Stock");

                  Nine Million Two Hundred Fifty Thousand (9,250,000) shares shall be Series E Convertible Preferred Stock, $.001 par value (the "Series E Preferred Stock"); and

                  Forty-Three Million (43,000,000) shares shall be Common Stock, $.001 par value (the "Common Stock").

         The following is a statement of the powers, preferences, rights and the qualifications, limitations or restrictions of the Preferred Stock (as hereinafter defined) and the Common Stock.

                                   SECTION I.

         Definitions.
         ------------

         For purposes of this Article FOURTH, the following definitions shall apply:

                  (a) "Additional Preferred Stock" shall mean equity securities of the Company, including Preferred Stock, which have preference over the Common Stock in right of payment on liquidation.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Company" or the "Corporation" shall mean NetGenics, Inc.

                  (d) "Original Issue Date" for a series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock is issued.

                  (e) "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

                                   SECTION II.

A.       PREFERRED STOCK

                  The preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the Preferred Stock are in their entirety as follows:

                  SECTION 1. LIQUIDATION RIGHTS. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or, at the option of each holder of shares of Preferred Stock in accordance with paragraph (i) of Section 2 below, in the event of any reorganization, merger, consolidation or sale subject to the provisions of paragraph (i) of Section 2 below, the holders of each series of Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share as may be fixed for such series (a "Liquidation Value") plus an amount equal to all accrued or declared but unpaid dividends on each such share. The Liquidation Value for each share of Series A Preferred Stock shall be Twenty-Five Cents ($0.25) (as adjusted for any stock dividends, combinations or splits with respect to such shares). The Liquidation Value for each share of Series B Preferred Stock shall be Fifty Cents ($0.50) (as adjusted for any stock dividends, combinations or splits with respect to such shares). The Liquidation Value for each share of Series C Preferred Stock shall be the sum of (x) One Dollar and Two and One-Half Cents ($1.025) (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series C Purchase Price") and (y) an amount that reflects a 12% return, compounded annually, on the Original Series C Purchase Price for each 12 months that has passed since the Original Issue Date with respect to the Series C Preferred Stock. The Liquidation Value for each share of Series D Preferred Stock shall be the sum of (x) Two Dollars ($2.00) (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series D Purchase Price") and (y) an amount that reflects a 12% return, compounded annually, on the Original Series D Purchase Price for each 12 months that has passed since the Original Issue Date with respect to the Series D Preferred Stock. The Liquidation Value for each share of Series E Preferred Stock shall be the sum of (x) Two Dollars and Thirty Cents ($2.30) (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series E Purchase Price") and (y) an amount that reflects a 12% return, compounded annually, on the Original Series E Purchase Price for each 12 months that has passed since the Original Issue Date with respect to the Series E Preferred Stock.

                  All of the preferential amounts to be paid to the holders of the Preferred Stock under this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. If the assets or surplus funds to be distributed to the holders of the Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed among the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, in each case in respect of Liquidation Value and accrued and unpaid dividends, and in each case in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                  (b) After the payment in full to the holders of the Preferred Stock of the preferential amounts required by paragraph (a) of this Section 1, if assets or surplus funds remain in the Corporation, the holders of the Common Stock shall be entitled to receive an amount equal to One Cent ($0.01) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares). Subject to the payment in full to the holders of the Preferred Stock of the preferential amounts required by paragraph (a) of this Section 1, if the assets or surplus funds to be distributed to the holders of the Common Stock are insufficient to permit the payment to such holders of the full amount provided in this paragraph (b), the asset and surplus funds legally available for distribution shall be distributed pari passu among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                  (c) After the distributions described in paragraphs (a) and
(b) above have been paid, the remaining assets and surplus of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, based on the number of shares of Common Stock held by each such holder (for purposes of such calculation, the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock being deemed to have been converted into Common Stock immediately prior to the close of business on the business day fixed for such distribution).

                  (d) Nothing in this Section 1 set forth shall affect in any way the right of each holder of shares of Preferred Stock to convert such shares at any time and from time to time in accordance with Section 2 below.

                    SECTION 2. CONVERSION. The holder of any shares of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time and from time to time after the date of issuance of such Stock, at the office of the Company or any transfer agent for such Preferred Stock into such number of fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereafter defined) therefore in effect at the time of conversion determined as provided herein.

                  (b) CONVERSION PRICE. The Conversion Price for the Preferred Stock shall be determined as follows: Shares of Series A Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $0.25 by the conversion price per share (the "Series A Conversion Price") in effect at the time of conversion for each share of Series A Preferred Stock being converted. The Series A Conversion Price for the Series A Preferred Stock at the Original Issue Date shall be $0.25 and shall be subject to adjustment from time to time as provided herein. Shares of Series B Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $0.50 by the conversion price per share (the "Series B Conversion Price") in effect at the time of conversion for each share of Series B Preferred Stock being converted. The Series B Conversion Price for the Series B Preferred Stock at the Original Issue Date shall be $0.50 and shall be subject to adjustment from time to time as provided herein. Shares of Series C Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $1.025 by the conversion price per share (the "Series C Conversion Price") in effect at the time of conversion for each share of Series C Preferred Stock being converted. The Series C Conversion Price for the Series C Preferred Stock at the Original Issue Date shall be $1.025 and shall be subject to adjustment from time to time as provided herein. Shares of Series D Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $2.00 by the conversion price per share (the "Series D Conversion Price") in effect at the time of conversion for each share of Series D Preferred Stock being converted. The Series D Conversion Price for the Series D Preferred Stock at the Original Issue Date shall be $2.00 and shall be subject to adjustment from time to time as provided herein. Shares of Series E Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $2.30 by the conversion price per share (the "Series E Conversion Price") in effect at the time of conversion for each share of Series E Preferred Stock being converted. The Series E Conversion Price for the Series E Preferred Stock at the Original Issue Date shall be $2.30 and shall be subject to adjustment from time to time as provided herein. The "Conversion Price" shall refer to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, or the Series E Conversion Price, as may be appropriate.

                  (c) AUTOMATIC CONVERSION. (i) Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price or Series B Conversion Price, as the case may be, immediately upon the closing of a Public Offering (as defined below).

         (ii) Each share of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, immediately upon the earlier of (A) the closing of a Public Offering or (B) the date specified by vote or written consent or agreement of
(1) in the case of the Series C Preferred Stock, at least 75% of the shares of the Series C Preferred Stock then outstanding, (2) in the case of the Series D Preferred Stock, at least 75% of the shares of Series D Preferred Stock then outstanding, or (3) in the case of the Series E Preferred Stock, at least 75% of the shares of Series E Preferred Stock then outstanding.

         (iii) No such conversion pursuant to clause (i) or (ii)(A) shall occur unless each holder of Preferred Stock shall have received written notice of the proposed Public Offering at least 30 days prior to the date the registration statement relating to that Public Offering becomes effective.

                  The Company shall have no obligation to issue and deliver to any such holder of Preferred Stock on the date of automatic conversion a certificate for the number of shares of Common Stock to which such holder shall be entitled until such time as such holder has surrendered his certificate or certificates for his Preferred Stock, duly endorsed, at the office of the Company or at the office of any transfer agent for the Common Stock or the holder notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. All rights with respect to shares of Preferred Stock shall forthwith after such automatic conversion pursuant to this paragraph 2(c) terminate, except only the right of the holders of such shares to receive Common Stock upon surrender of their certificates for the Preferred Stock and their rights with respect to unpaid dividends described in paragraph 2(d). "Public Offering" shall be defined as (i) with respect to the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, any firm commitment, underwritten public offering of Common Stock, registered under the Securities Act of 1933, the gross proceeds of which to the Company (before deducting any underwriting fees and commissions) are at least $15 million and the public offering price per share (before deducting any underwriting fees and commissions) of which equals or exceeds $3.50 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (ii) with respect to the Series A Preferred Stock and Series B Preferred Stock, any firm commitment, underwritten public offering of Common Stock, registered under the Securities Act of 1933, the gross proceeds of which to the Company and/or selling shareholders (if any) (before deducting any underwriting fees and commissions) are at least $5 million.

                  Notwithstanding the foregoing provisions of this paragraph 2(c), in the event of a Public Offering, then as a condition to the consummation of Public Offering and the automatic conversion set forth in paragraph 2(c), there shall be paid in full to all holders of the Preferred Stock to be so converted, all accrued but unpaid dividends and distributions with respect to such Preferred Stock.

                  (d) MECHANICS OF CONVERSION; UNPAID DIVIDENDS. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock, and shall give written notice by mail, postage prepaid, to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Thereupon the Company shall promptly issue and deliver at such office to such holder of Preferred Stock or to the nominee or nominees of such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the share of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. All dividends accrued and unpaid prior to surrender of shares of Preferred Stock surrendered for conversion shall constitute a debt of the Company payable to the converting shareholder, and no dividend or other distribution shall be paid on, declared or set apart for the Common Stock until such debt is fully paid or sufficient funds set apart for the payment thereof.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision or combination of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately adjusted. Any adjustment under this paragraph 2(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Preferred Stock then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Preferred Stock shall be adjusted pursuant to this paragraph 2(f) as of the time of actual payment of such dividends or distributions.

                  (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company if at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in
(i) evidences of indebtedness of the Company, (ii) assets of the Company (other than cash), or (iii) securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of

Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of such evidences, assets or securities that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such evidences, assets, or securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the holders of the Preferred Stock.

                  (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 2), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (i) REORGANIZATION, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. Each holder of shares of Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Company or the sale of all or substantially all its assets and properties as such events are more fully set forth in this paragraph 2(i) shall have the option of electing treatment of such holder's shares of Preferred Stock under either this paragraph 2(i) or Section 1 hereof, notice of which election shall be submitted in writing to the Company at its principal office no later than ten days before the effective date of such event, PROVIDED that the Company has timely furnished to such holder the notice required by Section 2(m).



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

                  (j)      SALE OF SHARES BELOW CONVERSION PRICE.

                  (1) (A) If, at any time or from time to time after the respective Original Issue Date for the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, but on or prior to the second anniversary of such respective Original Issue Date, the Company shall issue or sell Additional Shares of Common Stock (as hereinafter defined), other than as a dividend as provided in paragraph 2(f) above, and other than upon subdivision or combination of shares of Common Stock as provided in paragraph 2(e) above, without consideration or for a consideration per share less than the Conversion Price of the Series C Preferred Stock, the Conversion Price of the Series D Preferred Stock, or the Conversion Price of the Series E Preferred Stock, as the case may be, in effect immediately prior to such issuance or sale, then and in each case the Conversion Price of the Series C Preferred Stock or the Conversion Price of the Series D Preferred Stock, or the Conversion Price of the Series E Preferred Stock, as the case may be, shall upon such issuance or sale be reduced to the price per share at which such Additional Shares of Common Stock were so issued.

                  (B) If, with respect to the Series A Preferred Stock and Series B Preferred Stock at any time or from time to time after the Original Issue Date for such series of Preferred Stock, or, with respect to the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, at any time or from time to time after the second anniversary of the respective Original Issue Date with respect to the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Company shall issue or sell Additional Shares of Common Stock (as hereinafter defined), other than as a dividend as provided in paragraph 2(f) above, and other than upon subdivision or combination of shares of Common Stock as provided in paragraph 2(e) above, without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to such issuance or sale, then and in each case such Conversion Price for such series of Preferred Stock shall upon such issuance or sale be reduced to a price determined by DIVIDING (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such issue or sale plus (B) the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued, BY (ii) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the total number of Additional Shares of Common Stock so issued. "The number of shares of Common Stock outstanding" at any time for purposes of this paragraph shall include without limitation all shares of Common Stock then outstanding and all shares of Common Stock issuable upon the conversion of any Preferred Stock then outstanding as provided herein. The adjustment provided for in this paragraph shall first be made for the Series A Preferred Stock based on the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in effect immediately prior to such issuance or sale, and then shall be made for the Series B Preferred Stock based on the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in effect immediately prior to such issuance or sale, and then shall be made for the Series C

          Preferred Stock based on the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in effect immediately prior to such issuance or sale, and then shall be made for the Series D Preferred Stock based on the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in effect immediately prior to such issuance or sale, and then shall be made for the Series E Preferred Stock based on the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in effect immediately prior to such issuance or sale.

                  (2) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock purchasable on conversion of Preferred Stock as provided above, the consideration received by the Company for any issue or sale of securities shall,

                  (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company before deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale;

                  (B) to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board; and

                  (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  (3) For the purpose of the adjustment provided in subsection
         (1) of this paragraph 2(j), if at any time or from time to time after the Original Issue Date the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the then existing Conversion Price for any series of the Preferred Stock, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon exercise or conversion of such options, rights or warrants. For purposes of the foregoing, "Effective

         Price" shall mean the quotient determined by dividing the total of all such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

                  If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

                  (4) For the purpose of the adjustment provided for in subsection (1) of this paragraph 2(j), if at any time or from time to time after the Original Issue Date the Company shall issue any rights, options or warrants for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Conversion Price, the Company shall be deemed to have issued at the time of the issuance of such rights, options or warrants the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights, options or warrants and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, payable to the Company upon the conversion of such Convertible Securities. For purposes of the foregoing, "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights, options or warrants shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

                  The provisions of subsection (3) above for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subsection (4).

                  (k) DEFINITION. The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Company other than (1) shares of Common Stock issued upon conversion of the Preferred Stock, (2) shares of

Common Stock issued upon exercise of any warrants outstanding as of the Closing (as defined in the Series E Convertible Preferred Stock Purchase Agreement, dated as of December __, 1999, among the Company and the purchasers named in
SCHEDULE I attached thereto) and (3) up to an additional 4,000,000 shares of Common Stock (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued before or after the Original Issue Date to employees, officers, directors, consultants or other persons performing services for the Company (if so issued solely because of any such person's status as an officer, director, employee, consultant or other person performing services for the Company and not as part of any offering of the Company's securities) pursuant to any stock option plan, stock purchase plan or management incentive plan, agreement or arrangement approved by the Board of Directors of the Company.

                  (l) ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Company, at its expense, shall cause independent certified public accountants of recognized standing selected by the Company (who may be the independent certified public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (i) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect for each series of the Preferred Stock, and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

                  (m) NOTICES OF RECORD DATE. In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation or the Company, or any transfer of all or substantially all the assets of the Company to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall mail to each holder of Preferred Stock at least 30 days prior to the record date or the effective date of such transaction, as applicable, specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  (n) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Board. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (o) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, in addition to such number of its shares of Common Stock as may from time to time be required, at such time, to be issued by the Company upon exercise of all then-exercisable warrants and options to purchase shares of Common Stock or the right to convert other convertible securities into shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. As a condition precedent to the taking of any action which would cause an adjustment to the Conversion Price, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient in order that it may validly and legally issue the shares of is Common Stock issuable based upon such adjusted Conversion Price.

                  (p) NOTICES. Any notice required by the provisions of this
Section 2 to be given to the holder of shares of the Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

                  (q) PAYMENT OF TAXES. The Company will pay all taxes and other governmental charges (other than taxes measured by the revenue or income of the holders of the Preferred Stock) that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of the Preferred Stock.

                  (r) NO DILUTION OR IMPAIRMENT. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment

                  SECTION 3.   VOTING RIGHTS.

                  (a) Except as otherwise expressly provided herein or as required by law, the holders of each share of Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such vote, shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company, and shall be entitled to a number of votes equal to the largest number of full shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of Section 2 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

                  (b) The number of directors constituting the entire Board shall be fixed at a number not greater than seven and the following persons shall have been elected as the directors and shall each hold such position as of the Original Issue Date for the Series D Preferred Stock: one director designated by International Biotechnology Trust plc ("IBT"), one director designated by Oxford Bioscience Partners L.P. ("Oxford"), one director designated by Venrock Associates L.P. ("Venrock"), one director designated by Incyte Pharmaceuticals, Inc. ("Incyte"), and three directors designated by the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, acting together as a single class. Each of IBT, Oxford, Venrock and Incyte shall retain the right to designate one (1) member of the Board of Directors, so long as it and its affiliates continue to hold at least 125,000 shares of Common Stock or other securities of the Company convertible into at least 125,000 shares of Common Stock. A vacancy occurring because of the death, resignation or removal of a director designated by a stockholder as set forth above may be filled solely by the designee of such stockholder.

                  SECTION 4.   DIVIDEND RIGHTS.

                  At any time a dividend is declared on the outstanding shares of Common Stock, a dividend shall be declared on the outstanding shares of Preferred Stock in an amount equal to that which would have been declared on the Preferred Stock if such Preferred Stock had been converted into the maximum number of shares of Common Stock convertible upon exercise of the Conversion Rights described in Section 2 hereof.

                  SECTION 5. COVENANTS. (a) So long as fifty percent (50%) or more of the number of shares of Preferred Stock authorized hereby shall be outstanding (as adjusted for all subdivisions and combinations), the Company shall not, without first obtaining the affirmative vote or written consent of a majority of such outstanding shares of Preferred Stock, voting together as one class:

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock of any series;

                  (ii) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any the Preferred Stock;

                  (iii) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock of the Company or any rights, options, warrants to purchase, or securities convertible into, Common Stock of the Corporation except from employees of the Corporation upon termination of employment and in any stock option or other agreement entered into by the Company;

                  (iv) (y) create or issue any securities of the Company which have equity features and which rank on a parity with or senior to any of the Preferred Stock upon payment of dividends or upon liquidation or other distribution of assets or with a conversion price lower than that of any of the Preferred Stock or terms more favorable than those of any of the Preferred Stock, or (z) sell or issue any shares of Common Stock of the Company for which the consideration is other than cash;

                  (v) increase the authorized number of shares of any series of Preferred Stock;

                  (vi) merge, consolidate, sell, lease, exchange or otherwise dispose of all or substantially all its property and assets unless the Company is the surviving corporation following such merger or consolidation; or

                  (vii) increase the authorized number of directors constituting the Board of Directors of the Company.

         (b) So long as 250,000 shares of Series C Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of such outstanding shares of Series C Preferred Stock;

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

                  (ii) reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock;

                  (iii) create, authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the Company having a preference over or being on a parity with the Series C Preferred Stock as to dividends, voting, liquidation, redemption, or other distributions of assets or having rights equal or superior to any of the rights of the Series C Preferred Stock;

                  (iv) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its subsidiaries, any liquidation, dissolution or winding up of, or any consolidation or merger involving the Company or any of its subsidiaries or any recapitalization of the Company or any transaction or series of transactions in which more than 50% of the voting power of the Company is disposed of;

                  (v) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock of the Company or any rights, options, warrants to purchase, or securities convertible into, Common Stock of the Corporation except from employees of the Corporation upon termination of employment and in any stock option or other agreement entered into by the Company;

                  (vi) (y) create or issue any securities of the Company which have equity features and which rank on a parity with or senior to any of the Preferred Stock upon payment of dividends or upon liquidation or other distribution of assets or with a conversion price lower than that of any of the Preferred Stock or terms more favorable than those of any of the Preferred Stock, or (z) sell or issue any shares of Common Stock of the Company for which the consideration is other than cash;

                  (vii) pay or declare any dividend on the Common Stock or any junior equity security other than a dividend payable in Common Stock;

                  (viii) increase the authorized number of shares of Series C Preferred Stock; or

                  (ix) increase the authorized number of directors constituting the Board of Directors of the Company.

         (c) So long as 250,000 shares of Series D Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of sixty-six and two-thirds percent (66-2/3%) of such outstanding shares of Series D Preferred Stock;

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock;

                  (ii) reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series D Preferred Stock;

                  (iii) create, authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the Company having a preference over or being on a parity with the Series D Preferred Stock as to dividends, voting, liquidation, redemption, or other distributions of assets or having rights equal or superior to any of the rights of the Series D Preferred Stock;

                  (iv) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its subsidiaries, any liquidation, dissolution or winding up of, or any consolidation or merger involving the Company or any of its subsidiaries or any recapitalization of the Company or any transaction or series of transactions in which more than 50% of the voting power of the Company is disposed of;

                  (v) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock of the Company or any rights, options, warrants to purchase, or securities convertible into, Common Stock of the Corporation except from employees of the Corporation upon termination of employment and in any stock option or other agreement entered into by the Company;

                  (vi) (y) create or issue any securities of the Company which have equity features and which rank on a parity with or senior to any of the Preferred Stock upon payment of dividends or upon liquidation or other distribution of assets or with a conversion price lower than that of any of the Preferred Stock or terms more favorable than those of any of the Preferred Stock, or (z) sell or issue any shares of Common Stock of the Company for which the consideration is other than cash;

                  (vii) pay or declare any dividend on the Common Stock or any junior equity security other than a dividend payable in Common Stock;

                  (viii) increase the authorized number of shares of Series D Preferred Stock; or

                  (ix) increase the authorized number of directors constituting the Board of Directors of the Company.

         (d) So long as 250,000 shares of Series E Preferred Stock shall be outstanding, the Company shall not, without first having obtained the affirmative vote or written consent of the holders of sixty-six and two-thirds percent (66-2/3%) of such outstanding shares of Series E Preferred Stock;

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock;

                  (ii) reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series E Preferred Stock;

                  (iii) create, authorize or issue any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the Company having a preference over or being on a parity with the Series E Preferred Stock as to dividends, voting, liquidation, redemption, or other distributions of assets or having rights equal or superior to any of the rights of the Series E Preferred Stock;

                  (iv) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its subsidiaries, any liquidation, dissolution or winding up of, or any consolidation or merger involving the Company or any of its subsidiaries or any recapitalization of the Company or any transaction or series of transactions in which more than 50% of the voting power of the Company is disposed of;

                  (v) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock of the Company or any rights, options, warrants to purchase, or securities convertible into, Common Stock of the Corporation except from employees of the Corporation upon termination of employment and in any stock option or other agreement entered into by the Company;

                  (vi) (y) create or issue any securities of the Company which have equity features and which rank on a parity with or senior to any of the Preferred Stock upon payment of dividends or upon liquidation or other distribution of assets or with a conversion price lower than that of any of the Preferred Stock or terms more favorable than those of any of the Preferred Stock, or (z) sell or issue any shares of Common Stock of the Company for which the consideration is other than cash;

                  (vii) pay or declare any dividend on the Common Stock or any junior equity security other than a dividend payable in Common Stock;

                  (viii) increase the authorized number of shares of Series E Preferred Stock; or

                  (ix) increase the authorized number of directors constituting the Board of Directors of the Company.

B.       COMMON STOCK

         Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of Common Stock. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share ratably, subject to the rights and preferences of any series of Preferred Stock, in all assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, or upon any distribution of the assets of the Company.

                  FIFTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a Director.

                  Any repeal or modification of the foregoing provisions of this Article FIFTH by the stockholders of the Company shall be prospective only and shall not adversely affect any right or protection of a Director of the Company existing at the time of such repeal or modification for or with respect to any acts or omissions of a Director occurring prior to such repeal or modification.

                  SIXTH: Elections of Directors need not be by written ballot unless and to the extent that the By-Laws so provide.

                  SEVENTH: The Board of Directors is authorized to make, alter or repeal the By-Laws of the Company.

                  EIGHTH: Any one or more Directors may be removed with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Company entitled to be voted at an election of Directors.

                  For purposes of this Article EIGHTH, so long as IBT holds at least 1,250,000 shares of Series D Preferred Stock, removal with "cause" shall mean: (i) any willful action which, in the good faith judgment of a majority of the Board of Directors, materially adversely affects the Company, or the business or property of the Company, (ii) the commission of a felony (as determined by a plea or a finding of guilt in a court of competent jurisdiction), or (iii) failure or refusal to perform material duties as a director, such as the continual failure to attend meetings of the Board of Directors, which failure or refusal remains uncured (by the director whose removal for cause is under consideration) for 15 days following written notice, specifying such failure or refusal, to such director.

                  Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the Company in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.